Exhibit 99.1

Beyond Air, Inc. Announces Resignation of Steve Lisi, CEO, and Appointment of Robert Goodman, Chief Commercial Officer, as CEO

New Leadership to Accelerate Market Adoption and Scale Commercial Growth

GARDEN CITY, N.Y., March 26, 2026 (GLOBE NEWSWIRE) — Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on harnessing the power of nitric oxide (NO) to improve the lives of patients, today announced that Steve Lisi has resigned as Chief Executive Officer and stepped down from the Board of Directors, effective March 27, 2026, to pursue other opportunities. The Board of Directors has appointed Robert Goodman, the Company’s current Chief Commercial Officer and Director, as Chief Executive Officer, effective today.

For the past nine years, Mr. Lisi has led Beyond Air, guiding the development and launch of the Company’s LungFit PH. Under his leadership, the Company successfully brought this revolutionary technology to market and established a strong foundation for the LungFit franchise to accelerate Beyond Air’s growth.

“On behalf of the entire Board, I want to thank Steve for his many years of dedicated service and visionary leadership,” said Robert F. Carey, Chairman of the Board. “His contributions were critical in developing the LungFit system and positioning the Company for its next phase. As we focus on accelerating widespread market adoption of LungFit PH and scaling our commercial operations, the Board is confident that Bob Goodman’s proven commercial and operational expertise in both the U.S. and international markets makes him the ideal leader to drive broader customer deployment and unlock Beyond Air’s true potential.”

“I am deeply grateful for the opportunity to have led Beyond Air through its formative growth years,” said Steve Lisi. “We have built an exceptional platform with tremendous upside. I have complete confidence in the Beyond Air team to scale the business to new heights.”

“I am honored by the Board’s trust and excited to lead Beyond Air into this next chapter,” said Robert Goodman, incoming Chief Executive Officer. “Our technology delivers clear value, and we have a significant opportunity to expand adoption in the U.S. and international inhaled nitric oxide markets. I am fully committed to sharpening our commercial execution, strengthening customer partnerships, scaling the Company to achieve its substantial long-term potential and delivering enhanced value for shareholders.”

Mr. Goodman is a seasoned healthcare executive and board director with a distinguished track record of leadership across the medical technology and pharmaceutical industries. He joined the Board of Beyond Air in June 2025 and served as Chief Commercial Officer from November 2025 to March 2026 where he led a rapid transformation of the business strategy, grounded in technology, process and people, positioning the business for scalable and sustainable growth. He brings decades of experience guiding companies through rapid growth and global expansion consistently exceeding stakeholder expectations including multiple successful exits.

Mr. Goodman has held key leadership roles at a range of high-performing organizations, including BioTelemetry, Philips Healthcare, Cardiocore, Thermo Fisher Scientific, and Pfizer. Spanning public companies, private equity–backed businesses, and early-stage ventures, he has consistently driven innovation, operational scale, and commercial success.

Known for his ability to lead international teams and navigate complex healthcare markets, Mr. Goodman is also a board member at Fourth Frontier, a wearable health tech company.

A retired U.S. Army officer, Mr. Goodman earned his degree from Norwich University and brings the discipline and strategic mindset developed during his military career to his leadership in the private sector.

The Company expects a seamless leadership transition with no disruption to operations, customer relationships, or strategic priorities.

About Beyond Air, Inc.

Beyond Air is a commercial-stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval and CE Mark for its first system, LungFit PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. For more information, visit www.beyondair.net.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s expectations related to the leadership transition, commercial growth, market adoption of LungFit PH, expansion in the U.S. and international markets, and the Company’s long-term strategic and financial performance. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “potential,” “will,” “would,” “could,” “may,” and similar expressions, or by the use of future tense. These statements are based on current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management.

Because forward-looking statements relate to future events, they are subject to inherent risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s ability to successfully execute its commercial strategy, achieve market adoption of its products, maintain and expand customer relationships, manage leadership transitions effectively, obtain additional financing, and other risks described in the “Risk Factors” section of Beyond Air, Inc.’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

CONTACTS:

Investor Relations contact

Corey Davis, Ph.D.

LifeSci Advisors, LLC

cdavis@lifesciadvisors.com

(212) 915-2577